UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2019 (March 8, 2019)

SUNBURST ACQUISITIONS V, INC.

(Exact Name of Registrant as Specified in Charter)

COLORADO	000-24483	84-1461844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Room 2305A, 23/F, World-Wide House, 19 Des Voeux Road, Central, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(852) 2231 9629
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2019, following an unanimous resolution passed by the board of directors of Sunburst Acquisitions V, INC. (the “Company”), the Company’s wholly-owned-subsidiary, ShenZhen ZhenLongBao Investment Consulting CO., LTD. (“ZhenLongBao”) entered into an equity transfer agreement (the “Agreement”) with Mr. Zhijian Chen, an unrelated third party (the “Buyer”). The Agreement stipulates that ZhenLongBao to transfer the equity of its fully-owned-subsidiary, Zhaoqing Nengcheng Import and Export Co., Ltd (“Zhaoqing”), to the Buyer, for a consideration of RMB10,000.00, which is to be paid in a cash lump sum within 15 days of the closing of the Agreement.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.01.

On March 8, 2019, the Company consummated the transactions contemplated by the Agreement and completed its divestiture of Zhaoqing. Zhaoqing is mainly engaged in customs clearance services for importing businesses. In recent years, its performance was adversely affected by China’s “ban on foreign garbage import” policy, and resulted in larger losses. The management of the Company carried out the divestiture of Zhaoqing for the purpose of cost saving and reorganization of the Company’s core business.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title
10.1	Instrument of Transfer dated March 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS V, INC.

	By:	/s/ Terence Ho
Terence Ho
Chief Executive Officer and Chairman of the Board
Dated: March 12, 2019

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